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CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated February 7, 1997 on the financial statements and schedule of American Partners Life Insurance Company and our report dated March 21, 1997 on the financial statements of APL Variable Annuity Account 1 in Post-Effective Amendment No. 3 to the Registration Statement (Form N-4, No. 33-57731) and related Prospectus for the registration of the Privileged Assets Select Annuity to be offered by American Partners Life Insurance Company.



Ernst & Young LLP
Minneapolis, Minnesota
April 21, 1997